UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 11, 2013
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

On April 9, 2013, Rovi Corporation (“Rovi”), as guarantor, and two of its wholly-owned subsidiaries, Rovi Solutions Corporation and Rovi Guides, Inc., as borrowers (the “Borrowers”) and certain of Rovi's other subsidiaries, as subsidiary guarantors (together with Rovi and the Borrowers, the “Loan Parties”), entered into a Refinancing Amendment and Joinder Agreement (the “Refinancing Amendment”), dated as of April 9, 2013, to that certain Amended and Restated Credit Agreement, dated as of February 7, 2011, as amended and restated as of March 29, 2012, as further amended pursuant to that certain Amendment No. 1 dated as of February 13, 2013 (the “Existing Credit Agreement” and as further amended by the Refinancing Amendment, the “Credit Agreement”).

The Refinancing Amendment provides for a new tranche of term loans in the aggregate principal amount of $540 million “Tranche B-3 Loans”. The Tranche B-3 Loans mature on March 29, 2019. The Borrowers used the proceeds of the Tranche B-3 Loans to refinance in full all outstanding “Tranche B-2 Loans” under the Existing Credit Agreement.

The Tranche B-3 Loans bear interest, at the Borrowers' option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 2.75% per annum (subject to a 0.75% LIBOR floor) or the prime lending rate, plus an applicable margin equal to 1.75% per annum.

The Borrowers' obligations under the Credit Agreement, including the Tranche B-3 Loans, and any hedging or treasury management obligations entered into with a lender are guaranteed by Rovi and each of Rovi's existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than certain immaterial subsidiaries) and certain material foreign subsidiaries.

The Borrowers' and the guarantors' obligations under the Credit Agreement and any hedging or treasury management obligations entered into with a lender are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (a) in all tangible and intangible assets, except for certain customary excluded assets, and (b) all of the capital stock owned by the Borrowers' and the guarantors (limited, in the case of a first-tier foreign subsidiary, to 66% of the capital stock of first-tier foreign subsidiaries).

The Borrowers are permitted to make voluntary prepayments at any time at any time without payment of a premium, except that a 1% premium would apply to a repricing or a prepayment in connection with a repricing of the Tranche B-3 Loans effected within six months of the closing date for the Refinancing Amendment. The Borrowers are required to make mandatory prepayments of term loans (without payment of a premium) with (1) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (2) net cash proceeds from issuances of debt (other than certain permitted debt), (3) 50% of Rovi's excess cash flow (provided that no payment is required to be made if Rovi's total secured leverage ratio is less than 2.50:1), and (4) casualty proceeds and condemnation awards (subject to reinvestment rights other exceptions). The Tranche B-3 Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the loans.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Rovi and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions. The Credit Agreement contains financial covenants that require Loan Parties to maintain a minimum consolidated interest coverage ratio and a maximum total leverage ratio.

Events of default under the Credit Agreement include: the failure by the Borrowers to timely make payments due under the Credit Agreement; material misrepresentations or misstatements in any representation or warranty of either of the Borrowers; failure by either of the Borrowers to comply with their covenants under the Credit Agreement and other related agreements; certain defaults under a specified amount of other indebtedness of Rovi or its subsidiaries; insolvency or bankruptcy-related events with respect to either of the Borrowers or their respective subsidiaries; certain judgments against either of the Borrowers or their respective subsidiaries; certain ERISA-related events reasonably expected to have a material adverse effect on Rovi and its subsidiaries or the imposition of a lien on the properties of Rovi or any of its subsidiaries; certain security interests or liens under the loan documents cease to be or are asserted by Rovi or its subsidiaries to not be in full force and effect; any loan document or material provision thereof cease to be, or any proceeding is instituted asserting that such loan document or material provision is not, in full force and effect; and the occurrence of a change in control.

The foregoing description of the Refinancing Amendment and the Credit Agreement are not intended to be complete and is qualified in its entirety by reference to the full text of the Refinancing Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the Existing Credit Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed March 29, 2012 and incorporated by reference herein.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

     (d) Exhibits.

Number	Description

10.1
Refinancing Amendment and Joinder Agreement, dated as of April 9, 2013, among Rovi Guides, Inc. and Rovi Solutions Corporation, as borrowers, Rovi, the subsidiary guarantors, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: April 11, 2013	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

EXHIBIT INDEX

Number	Description

10.1
Refinancing Amendment and Joinder Agreement, dated as of April 9, 2013, among Rovi Guides, Inc. and Rovi Solutions Corporation, as borrowers, Rovi, the subsidiary guarantors, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.